Fund #1 The Kansas Municipal Fund
Premiums and discounts - Premiums and discounts on municipal securities are amortized for financial reporting purposes. On August 1, 2001, the Fund adopted the provisions of the American Institute of Certified Public Accountants' revised Audit and Accounting Guide - Audits of Investment Companies (the guide). The guide requires all premiums and discounts on debt securities to be amortized. Prior to August 1, 2001, the Fund recognized market discount at time of disposition as gain or loss. Upon adoption, the Fund adjusted the cost of its debt securities, and corresponding unrealized gain/loss thereon, in the amount of the cumulative amortization that would have been recognized had amortization been in effect from the purchase date of each holding. The effect of this cumulative adjustment was $3,338 for the Fund. For the six months ended January 31, 2002, the effect of the change for the Fund was insignificant to net investment income, net realized gain/loss on investments, and net unrealized gain/loss on investments. This change had no effect on the Fund's net assets or total return.


Fund #2 The Kansas Insured Intermediate Fund
Premiums and discounts - Premiums and discounts on municipal securities are amortized for financial reporting purposes. On August 1, 2001, the Fund adopted the provisions of the American Institute of Certified Public Accountants' revised Audit and Accounting Guide - Audits of Investment Companies (the guide). The guide requires all premiums and discounts on debt securities to be amortized. Prior to August 1, 2001, the Fund recognized market discount at time of disposition as gain or loss. Upon adoption, the Fund adjusted the cost of its debt securities, and corresponding unrealized gain/loss thereon, in the amount of the cumulative amortization that would have been recognized had amortization been in effect from the purchase date of each holding. The effect of this cumulative adjustment was $1,769 for the Fund. For the six months ended January 31, 2002, the effect of the change for the Fund was insignificant to net investment income, net realized gain/loss on investments, and net unrealized gain/loss on investments. This change had no effect on the Fund's net assets or total return.


Fund #3 The Nebraska Municipal Fund
Premiums and discounts - Premiums and discounts on municipal securities are amortized for financial reporting purposes. On August 1, 2001, the Fund adopted the provisions of the American Institute of Certified Public Accountants' revised Audit and Accounting Guide - Audits of Investment Companies (the guide). The guide requires all premiums and discounts on debt securities to be amortized. Prior to August 1, 2001, the Fund recognized market discount at time of disposition as gain or loss. Upon adoption, the Fund adjusted the cost of its debt securities, and corresponding unrealized gain/loss thereon, in the amount of the cumulative amortization that would have been recognized had amortization been in effect from the purchase date of each holding. The effect of this cumulative adjustment was $14,098 for the Fund. For the six months ended January 31, 2002, the effect of the change for the Fund was insignificant to net investment income, net realized gain/loss on investments, and net unrealized gain/loss on investments. This change had no effect on the Fund's net assets or total return.


Fund #4 The Oklahoma Municipal Fund
Premiums and discounts - Premiums and discounts on municipal securities are amortized for financial reporting purposes. On August 1, 2001, the Fund adopted the provisions of the American Institute of Certified Public Accountants' revised Audit and Accounting Guide - Audits of Investment Companies (the guide). The guide requires all premiums and discounts on debt securities to be amortized. Prior to August 1, 2001, the Fund recognized market discount at time of disposition as gain or loss. Upon adoption, the Fund adjusted the cost of its debt securities, and corresponding unrealized gain/loss thereon, in the amount of the cumulative amortization that would have been recognized had amortization been in effect from the purchase date of each holding. The effect of this cumulative adjustment was $83 for the Fund. For the six months ended January 31, 2002, the effect of the change for the Fund was insignificant to net investment income, net realized gain/loss on investments, and net unrealized gain/loss on investments. This change had no effect on the funds' net assets or total return.